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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                           EDGE PETROLEUM CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                                                                  March 26, 2004

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders to be held at the Hyatt Regency Hotel, 1200 Louisiana Street, Houston, Texas 77002, on Wednesday, May 5, 2004 at 10:00 a.m. For those of you who cannot be present at this annual meeting, we urge that you participate by indicating your choices on the enclosed proxy and completing and returning it at your earliest convenience.

     This booklet includes the notice of the meeting and the Proxy Statement, which contains information about the Board and its committees and personal information about each of the nominees for the Board. Other matters on which action is expected to be taken during the meeting are also described.

     If you plan to attend the meeting, please follow the advance registration instructions in the back of this Proxy Statement which will expedite your admission to the meeting.

     It is important that your shares are represented at the meeting, whether or not you are able to attend personally. Accordingly, you are requested to mark, sign, date and mail promptly the enclosed proxy in the envelope provided.

     On behalf of the Board of Directors, thank you for your continued support.

                                          -s- John W. Elias
                                          JOHN W. ELIAS
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 5, 2004

To the Stockholders of
Edge Petroleum Corporation

     The annual meeting of stockholders of Edge Petroleum Corporation will be held at the Hyatt Regency Hotel, 1200 Louisiana Street, Houston, Texas 77002, on Wednesday, May 5, 2004 at 10:00 a.m. Houston time, for the following purposes:

          1. To elect three directors.

          2. To approve the appointment of KPMG LLP as independent public accountants for 2004.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 12, 2004 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

     You are cordially invited to attend the meeting in person. However, even if you plan to attend the meeting, you are requested to mark, sign, date and return the accompanying proxy as soon as possible.

                                          By Authorization of the Board of
                                          Directors

                                          -s- Robert C. Thomas
                                          ROBERT C. THOMAS
                                          Vice President, General Counsel and
                                          Corporate Secretary

March 26, 2004
1301 Travis, Suite 2000
Houston, Texas 77002

                                PROXY STATEMENT

     This Proxy Statement and the accompanying proxy card are being mailed to stockholders beginning on or about March 26, 2004. They are furnished in connection with the solicitation by the Board of Directors of Edge Petroleum Corporation (the "Company") of proxies from the holders of the Company's common stock ("Common Stock") for use at the 2004 annual meeting of stockholders (the "Annual Meeting") to be held at the time and place and for the purposes set forth in the accompanying notice. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram or personal interview by regular employees of the Company. The Company will pay all costs of soliciting proxies. The Company will also reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of such stock.

     All duly executed proxies received prior to the meeting will be voted in accordance with the choices specified thereon. As to any matter for which no choice has been specified in a duly executed proxy, the shares represented thereby will be voted FOR the election as directors of the nominees listed herein, FOR approval of the appointment of KPMG LLP as the Company's independent public accountants and at the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting. See "Other Business" on page 22 for information concerning the voting of proxies if other matters are properly brought before the Annual Meeting. A stockholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by filing with the Corporate Secretary an instrument revoking it, by delivering a duly executed proxy bearing a later date or by appearing at the Annual Meeting and voting in person.

     As of March 12, 2004, the record date for determining stockholders entitled to vote at the Annual Meeting, the Company had outstanding and entitled to vote 12,831,385 shares of Common Stock. The Common Stock is the only class of stock of the Company outstanding at the record date and entitled to vote at the Annual Meeting. Each share entitles the holder to one vote on each matter submitted to a vote of stockholders. Cumulative voting is not permitted. The requirement for a quorum at the Annual Meeting is the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock.

     Abstentions, shares with respect to which authority is withheld, and shares held of record by a broker or its nominee that are voted on any matter are included in determining whether a quorum is present. Abstentions are treated as shares that are present and entitled to vote for purposes of determining the outcome of any matter submitted to the stockholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality of "votes cast". For purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Votes are counted, and the count is certified, by an inspector of elections. Information regarding the vote required for approval of particular matters is set forth in the discussion of those matters appearing elsewhere in this Proxy Statement.

     The Annual Report to Stockholders, which includes financial statements of the Company for the year ended December 31, 2003, has been mailed to all stockholders entitled to vote at the Annual Meeting on or before the date of mailing this Proxy Statement. The Securities and Exchange Commission ("SEC") permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

     As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one annual report and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, that stockholder should contact their broker or send a request to the Company's corporate secretary at the Company's principal executive offices, 1301 Travis, Suite 2000, Houston, Texas 77002, telephone number (713) 654-8960. The Company will deliver, promptly upon written or oral request to the corporate secretary, a separate copy of the 2003 annual report and this proxy statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered. The Annual Report is not a part of the proxy solicitation material.

     Attendance at the annual meeting is limited to the Company's stockholders or their designated representative or proxy, members of their immediate family and the Company's employees and guests. In order to attend as a stockholder or immediate family member, you or your family member must be a stockholder of record as of March 12, 2004, or you must provide a copy of a brokerage statement or other evidence of beneficial ownership showing ownership of common stock on March 12, 2004. If you or your designated representative or proxy plan to attend the meeting, please follow the advance registration instructions in the back of this Proxy Statement which will expedite your admission to the meeting.

                           I.  ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, with staggered terms of office. The term for each class expires on the date of the third annual stockholders' meeting for the election of directors following the most recent election of directors for such class. Each director holds office until the next annual meeting of stockholders for the election of directors of his class and until his successor has been duly elected and qualified.

     Three directors are to be elected to the class of directors whose term will end in 2007. The names of Mr. Stanley S. Raphael, Mr. Robert W. Shower and Mr. David F. Work will be placed in nomination, and the persons named in the proxy will vote in favor of such nominees unless authority to vote in the election of directors is withheld. Messrs. Raphael, Shower and Work are currently directors of the Company.

     The persons named in the proxy may act with discretionary authority in the event any nominee should become unavailable for election, although management is not currently aware of any circumstances likely to result in a nominee becoming unavailable for election. In accordance with the Company's Bylaws, the three directors will be elected by a plurality of the votes cast; accordingly, abstentions and broker non-votes will have no effect. A stockholder may, in the manner set forth in the enclosed proxy card, instruct the proxy holder not to vote that stockholder's shares for one or more of the named nominees.

NOMINEES

     The following summaries set forth information concerning the three nominees for election as directors at the Annual Meeting, including each nominee's age, position with the Company, if any, and business experience during the past five years.

     Stanley S. Raphael has served as a director of the Company since December 1996 and prior to that served as a director of the Company's corporate predecessor from April 1991 until the Company's initial public offering in March 1997 (the "Offering"). For more than five years, Mr. Raphael has been primarily engaged as a management consultant and is presently the sole owner and director of Trade Consultants, Inc., a management consulting firm. He is also a director and the retired Chairman of American Polymers Inc., a polystyrene manufacturer and plastics distributor. Previously, he was active in trading crude oil, petroleum products, LPG, petrochemicals, and plastics worldwide. Mr. Raphael is a member of the Corporate Governance/Nominating Committee of the Board. He is 68 years old.

     Robert W. Shower has served as a director of the Company since March 1997. From December 1993 until his retirement in April 1996, Mr. Shower served as Executive Vice President and Chief Financial Officer of Seagull Energy Corporation, a company engaged in oil and gas exploration, development and production and pipeline marketing. From March 1992 to December 1993, he served as such company's Senior Vice President and Chief Financial Officer. Until May 2002, Mr. Shower served as a director of Lear Corporation and Nuevo Energy Company. Mr. Shower is a member of the Compensation and Audit (chairman) Committees of the Board. He is 66 years old.

     David F. Work has served as a director of the Company since his appointment to the Board in November 2002. For more than five years prior to October 2000, he served in various management capacities with BP Amoco and BP, including North American vice president of BP. Since his retirement from BP in 2000 and until October 2003, he served as the chairman of Energy Virtual Partners, Inc., a private company engaged in the business of managing under-resourced oil and gas properties. Mr. Work is a member of the Compensation and Corporate Governance/Nominating Committees of the Board. He is 59 years old.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF MESSRS. RAPHAEL, SHOWER AND WORK AS DIRECTORS OF THE COMPANY.

DIRECTORS WITH TERMS EXPIRING IN 2005 AND 2006

     The following summaries set forth information concerning five directors of the Company whose present terms of office will continue until 2005 or 2006, including each director's age, position with the Company, if any, and business experience during the past five years.

     Thurmon M. Andress has served as a director of the Company since his appointment to the Board in November 2002. For the past five years he has been the president of Andress Oil & Gas Company, a private company located in Houston, Texas, engaged in the business of oil and gas exploration and development. He also serves as the managing director-Houston of Breitburn Energy Company LLC, a private company headquartered in Los Angeles, California, engaged in oil and gas production with operations primarily in California. Mr. Andress has over 40 years experience in the oil and gas industry. He is the chairman of the Compensation Committee. He is 70 years old. Mr. Andress' current term as a director expires in 2006.

     Vincent S. Andrews has served as a director of the Company since December 1996 and served as a director of the Company's corporate predecessor from April 1991 until the Offering. Mr. Andrews has been an active investor in the Company's corporate predecessor since 1988. Mr. Andrews has, for more than five years, served as president of Vincent Andrews Management Corporation, a privately held management company primarily involved in personal financial management. Mr. Andrews is a member of the Audit Committee of the Board. He is 63 years old. Mr. Andrews' current term as a director expires in 2005.

     John W. Elias has served as the Chief Executive Officer and Chairman of the Board of the Company since November 1998 and as President since January 2000. From April 1993 to September 1998, he served in various senior management positions, including Executive Vice President of Seagull Energy Corporation, a company engaged in oil and gas exploration, development and production and pipeline marketing. Prior to April 1993, Mr. Elias served in various positions for more than 30 years, including senior management positions with Amoco Corporation, a major integrated oil and gas company. Mr. Elias has more than 40 years of experience in the oil and natural gas exploration and production business. He is 63 years old. Mr. Elias' current term as a director expires in 2006.

     Joseph R. Musolino has served as a director of the Company since May 2002. He is the retired Vice Chairman, Texas, of Bank of America, N.A., and its corporate predecessors, a position he held from August 1988 to November 1999. From January 1997 to November 1999, he served as a Director of Pool Energy Services Company, an oil field services company with operations worldwide, and until August 2000, was a director at Justin Industries, a manufacturing company with two primary subsidiaries -- Justin Boot and Acme Bricks. He currently serves as an advisory director of First American Bank, SSB, a position he has held since March 2000. Mr. Musolino is a member of the Audit and Corporate Governance/Nominating (chairman) Committees of the Board. He is 67 years old. Mr. Musolino's current term as a director expires in 2005.

     John Sfondrini has served as a director of the Company since December 1996 and prior to that as director of the Company's corporate predecessors from 1986, when he arranged for the capitalization of a predecessor partnership. For more than five years, he has been self-employed as a consultant that assists his clients in raising and investing private capital for growth-oriented companies in multiple industry segments, including oil and gas. Mr. Sfondrini is a member of the Corporate Governance/Nominating Committee of the Board. He is 55 years old. Mr. Sfondrini's current term as a director expires in 2006.

     There are no family relations, of first cousin or closer, among the Company's directors or executive officers by blood, marriage or adoption. The Board had determined that all directors of the Company are independent directors within the meaning of Marketplace Rule 4200(a)(15) of the Nasdaq Stock Market, except that Mr. Elias is not independent because he is an employee of the Company. While Mr. Sfondrini has a number of relationships and he or his affiliates are party to certain transactions that could be viewed as transactions involving the Company, as described under "Certain Transactions" later in this Proxy Statement, the Board does not view these relationships and transactions as precluding a finding of his independence under the Nasdaq requirements.

STANDING COMMITTEES, BOARD ORGANIZATION AND MEETINGS

     The members of the Compensation Committee of the Board are Messrs. Andress (chairman), Shower and Work. The Board of Directors adopted the Edge Petroleum Corporation Compensation Committee Charter effective January 1, 2004. The duties and functions performed by the Compensation Committee are (a) to review and recommend to the Board of Directors or determine the annual salary, bonus, stock options and other benefits, direct and indirect, of the executive officers; (b) to review new executive compensation programs, review on a periodic basis the operation of the Company's executive compensation programs to determine whether they are properly coordinated, establish and periodically review policies for the administration of executive compensation programs, and take steps, consistent with the contractual obligations of the Company, to modify any executive compensation programs that yield payments and benefits that are not reasonably related to executive performance; (c) to establish and periodically review policies in the area of management perquisites; and (d) to exercise all of the powers of the Board of Directors with respect to any other matters involving the compensation of employees and the employee benefits of the Company as may be delegated to the Compensation Committee from time to time.

     The members of the Audit Committee of the Board are Messrs. Andrews, Musolino and Shower (chairman), each of whom has been determined to be independent within the meaning of Marketplace Rules 4200(a)(15) and 4350(d)(2)(A) of the Nasdaq Stock Market. In addition, the Board has determined that at least one member of the Audit Committee, Mr. Robert W. Shower, is an "audit committee financial expert." In addition to the positions described in Mr. Shower's biography earlier in this Proxy Statement, he has experience as a public accountant and chief financial officer and has served on the audit committees of other public companies.

     The Audit Committee has direct responsibility for the appointment, retention, compensation and oversight of the independent auditors for the purpose of preparing the Company's annual audit report or performing other audit, review or attest services for the Company. The Audit Committee has sole authority to approve all engagement fees and terms of the independent auditor and to establish policies and procedures for pre-approval of audit and non-audit services. The Audit Committee conducts a review of the annual audit with management and the independent auditors prior to filing or distribution, reviews filings with the SEC and other published documents containing the Company's financial statements, reviews with the Company's legal counsel any legal or regulatory matters that may have a material impact on the Company's financial statements, related corporate compliance policies, and programs and reports received from regulators. The Committee also reviews on an annual basis, or more frequently as such Committee may from time to time deem appropriate, the policies and practices of the Company dealing with various matters relating to the financial condition and auditing procedures of the Company, including financial information to be provided to stockholders and others, the Company's systems of internal controls established by management and oversight of the annual audit and review of the annual and quarterly financial statements, as well as any duties that may be assigned by the Board of Directors from time to time. The Audit Committee operates under a written charter which was amended by the Board of Directors in December 2003 (as amended, the "Audit Committee Charter"). The changes to the Audit Committee Charter were for the most part those required by the Sarbanes Oxley Act of 2002 and Nasdaq requirements and related to Audit Committee responsibilities for engaging independent accountants, resolving differences with management, implementing the "whistleblower" procedures required by Sarbanes Oxley, internal controls and disclosure controls and other matters. A current copy of the Audit Committee Charter is included as Appendix A to this Proxy Statement.

     The members of the Corporate Governance/Nominating Committee of the Board are Messrs. Musolino (chairman), Raphael, Sfondrini and Work, each of whom has been determined to be independent within the meaning of Marketplace Rule 4200(a)(15) of the Nasdaq Stock Market. The functions performed by the Committee are to make non-binding recommendations with respect to the nomination of directors to serve on the Board of Directors of the Company for the Board's final determination and approval, review the Board's corporate governance guidelines annually, undertake CEO succession planning and any other duties that may be assigned by the Board from time to time. In addition, in December 2003, the Corporate Governance/ Nominating Committee recommended and the full Board approved a set of corporate governance guidelines for guiding the Board in fulfilling its duties to the Company, including guidelines for the size of the Board, monitoring and safeguarding the independence of the Board, term limits, mandatory retirement, other directorships, change in occupation or business of a director, recusal when conflicts of interest arise, selection and qualification of director candidates, director continuing education, Board meetings, executive sessions with only non-employee directors, attendance, committees, Board and committee evaluations, CEO evaluation (by the Compensation Committee), management succession, procedures for communication by interested parties with non-employee directors, procedures for handling concerns regarding accounting, internal auditing controls or other audit matters, non-employee director remuneration, certain shareholder voting matters and procedures for candidates recommended by shareholders and other matters (the "Corporate Governance Guidelines").

     In addition, in December 2003, the Board established a charter for the Corporate Governance/ Nominating Committee (the "Corporate Governance/Nominating Committee Charter") setting forth the purpose, goals and responsibilities of the Corporate Governance/Nominating Committee. A current copy of the Corporate Governance/Nominating Committee Charter is attached as Appendix B to this Proxy Statement. The Corporate Governance/Nominating Committee Charter provides, among other things, that any candidate for the Board nominated by the Board must meet the minimum qualifications specified in the charter and in the Company's Corporate Governance Guidelines, including that the director candidate possess personal and professional integrity, has good business judgment, relevant experience and skills and will be an effective director in conjunction with the full Board in collectively serving the long-term interests of the Company's shareholders. In addition, for a director to serve on the Audit, Compensation or Corporate Governance/Nominating Committee, he or she must meet the independence standards applicable to such committees in accordance with Nasdaq, the Internal Revenue Code and SEC rules. The Company's Bylaws provide that no person shall be eligible for nomination for election as a director if that person is or will become 70 years of age or older on or prior to the date of the annual meeting at which they would be considered for election. A director who becomes 70 years of age during his or her term may complete the term. The bylaws also provide that directors who are also employees of the company are deemed to resign from the board on their 65th birthday and may not thereafter be nominated for election. The Board may waive these bylaw provisions by majority vote if the Board in its judgment determines that such waiver would be in the best interests of the Company.

     All director nominations must be recommended by the Corporate Governance/Nominating Committee and approved by a majority of the independent directors of the Board. The Corporate Governance/ Nominating Committee's policy is that it will consider candidates recommended by security holders on the same basis as other candidates, provided the recommended candidate meets all of the minimum requirements and qualifications for being a director as specified in the Company's Corporate Governance Guidelines and the Corporate Governance/Nominating Committee Charter. Any such recommendations should include the candidate's name and qualifications for Board membership and should be sent in writing to the Corporate Secretary of the Company at Edge Petroleum Corporation, 1301 Travis, Suite 2000, Houston, Texas 77002. The Corporate Governance/Nominating Committee will consider candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. Once the Committee identifies a prospective nominee, it will make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination will be based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The initial determination will be based primarily on the need for Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the minimum qualifications described above. In addition, as the Company evolves, the experience and diversity required on its Board may change. Therefore, the expertise that a prospective nominee possesses will be thoroughly examined to determine whether there is an appropriate fit. If the initial determination indicates that the Committee should pursue the prospect, the Committee will evaluate the prospective nominee against the minimum qualifications in full and consider such other relevant factors as it deems appropriate. In connection with this evaluation, one or more members of the Committee and others as appropriate, may interview the prospective nominee. After completing this evaluation, the Committee will determine whether to recommend the individual for nomination by the Board. The Board, acting on the recommendations of the Corporate Governance/Nominating Committee, will nominate a slate of director candidates for election at each annual meeting of shareholders and will appoint directors to fill vacancies between annual meetings, including vacancies created as a result of any increase in size of the Board. The following categories of persons or entities recommended Mr. Work as a nominee to the Board: non-management directors and the chief executive officer. The Company does not pay a fee to any third party or parties to identify, evaluate or assist in identifying or evaluating any potential nominees.

     In addition, the Bylaws of the Company permit shareholders to nominate persons for election to the Board at an annual shareholders meeting, without regard to whether the shareholder has submitted a recommendation to the Corporate Governance/Nominating Committee as to such nominee. To nominate a director using this process, the shareholder must follow the procedures described under "Additional Information."

     The Company expects each director to make every effort to attend each board meeting, each meeting of any committee on which he or she sits and the annual shareholder's meeting. Attendance in person at board and committee meetings is preferred, but attendance by teleconference is permitted, if necessary. All of the Company's directors attended last year's annual meeting of shareholders, except Nils Peterson who retired from the Board at that time.

     During 2003, the Board of Directors held ten meetings and acted by written consent two times. During 2003, the Compensation Committee met three times, the Audit Committee met four times and the Corporate Governance/Nominating Committee met three times. During 2003, all members of the Board of Directors attended at least 75% of the total of all Board meetings and applicable committee meetings held during the time they served as directors.

DIRECTOR REMUNERATION

     Each director who is not an employee of the Company or a subsidiary (a "Non-employee Director") receives, subject to attending a minimum of four Board meetings per year, an annual retainer of $10,000. The Company at its election can pay up to 50% of the annual retainer in shares of Common Stock (the "Director Stock") pursuant to the Edge Petroleum Corporation 1997 Incentive Plan, as amended and restated (the "Incentive Plan"). The Director Stock vests fully when issued. For 2003, the Company elected to pay the Director's retainer in cash. Each Non-employee Director also receives a $1,000 cash payment for in-person attendance at a meeting of the Board of Directors ($400 if such attendance is telephonic) and $600 ($1,000 in the case of a chairman of a Committee) for each meeting of a Committee of the Board of Directors attended ($400 if telephonic). All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board or Board committees and for other expenses incurred in their capacity as directors.

     Non-employee Directors also receive annual grants of options for the purchase of Common Stock pursuant to the Incentive Plan. On the first business day of the month following the date on which each annual meeting of the Company's stockholders is held, each Non-employee Director then serving automatically is granted non-qualified stock options ("NSOs") to purchase 3,000 shares of Common Stock; accordingly, each Non-employee Director received such NSOs following the Company's 2003 annual meeting. The Incentive

Plan was amended and restated in February 2003 to reinstate a provision originally included in the Incentive Plan, that upon his or her initial election, a Non-employee Director may in the discretion of the Board of Directors, be granted NSOs to purchase up to 5,000 shares of Common Stock. The amendment and restatement also provided that Messrs. Andress, Musolino and Work, all of whom are Non-employee Directors first elected or appointed to the Board of Directors during 2002, each be granted an award of 5,000 NSOs with terms generally consistent with those of the NSOs they would have received had this provision been effect at the time of their appointment or election. Each NSO granted to a Non-employee Director (i) has a ten year term, (ii) an exercise price per share equal to at least the fair market value of a Common Stock share on the date of grant and (iii) becomes exercisable in full on the second anniversary of the date of grant. If a Non-employee Director resigns from the Board without the consent of a majority of the other directors, such director's NSOs may be exercised only to the extent they were exercisable on the resignation date.

AUDIT COMMITTEE REPORT

     As noted above, the Audit Committee is composed of three directors, Messrs. Andrews, Musolino and Shower, each of whom is independent as defined by the Nasdaq Stock Market's listing standards. Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2003 financial statements. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees, as amended). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

     Based upon Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, to be filed with the Securities and Exchange Commission.

                                          THE AUDIT COMMITTEE

                                          Robert W. Shower, Chair
                                          Vincent S. Andrews
                                          Joseph R. Musolino

     PURSUANT TO THE SECURITIES AND EXCHANGE COMMISSION RULES, THE FOREGOING AUDIT COMMITTEE REPORT IS NOT DEEMED "SOLICITING MATERIAL", IS NOT "FILED" WITH THE COMMISSION AND IS NOT INCORPORATED BY REFERENCE WITH THE COMPANY'S ANNUAL REPORT ON FORM 10-K, WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN SUCH REPORT.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of February 2, 2004 (except as indicated below) with respect to beneficial ownership of the Common Stock by:
(i) all persons who are the beneficial owner of 5% or more of the outstanding Common Stock; (ii) each director or nominee for director; (iii) each executive officer of the Company; and (iv) all executive officers and directors of the Company as a group. As of February 2, 2004, 12,714,706 shares of Common Stock were issued and outstanding.

                                                               NUMBER OF SHARES        PERCENT OF
                                                               OF COMMON STOCK        COMMON STOCK
NAME(1)                                                       BENEFICIALLY OWNED   BENEFICIALLY OWNED
-------                                                       ------------------   ------------------
John W. Elias(2)............................................        603,000               4.59%
Michael G. Long(3)..........................................         89,252                  *
John O. Tugwell(4)..........................................         72,770                  *
Thurmon Andress.............................................          7,000                  *
Vincent S. Andrews(5).......................................         35,860                  *
Joseph R. Musolino..........................................          5,000                  *
Stanley S. Raphael(6).......................................        233,893               1.84%
John Sfondrini(7)...........................................         43,728                  *
Robert W. Shower(8).........................................         26,197                  *
David F. Work...............................................          3,575                  *
The Private Investment Fund(9)
Marlin Capital Corp.(9).....................................        915,300               7.20%
Mark G. Egan(9).............................................        941,000(10)           7.40%
Wellington Management Company, LLP(11)......................        920,000               7.24%
  75 State Street
  Boston, MA 02109
Connors Investor Services, Inc.(11).........................        534,751               4.21%
  1100 Berkshire Boulevard, Suite 300
  Wyomissing, PA 19610
William Davidson(12)........................................      1,253,904               9.28%
  Guardian Industries Corp.(12)
  Guardian Energy Management Corp.(12)
All directors and executive officers as a group (10
  persons)(13)..............................................      1,120,275               8.40%

---------------

  *  Less than one percent.

 (1) Except as otherwise noted, each stockholder has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

 (2) Shares shown include (i) 374,000 shares of Common Stock that could be acquired pursuant to stock options exercisable within 60 days of February 2, 2004, (ii) 170,000 shares held in an IRA account for the benefit of Mr. Elias, (iii) 4,666 shares that Mr. Elias will receive within 60 days of February 2, 2004 pursuant to a restricted stock award made on April 2, 2001, and (iv) 45,000 shares that could be acquired through the exercise of warrants held in an IRA account for the benefit of Mr. Elias that are immediately exercisable and were exercised in full subsequent to February 2, 2004.

 (3) Shares shown include (i) 42,000 shares of Common Stock that could be acquired pursuant to stock options exercisable within 60 days of February 2, 2004, and (ii) 4,400 shares that Mr. Long will receive within 60 days of February 2, 2004, pursuant to restricted stock awards made in 2001 and 2003.

 (4) Shares shown include (i) 47,000 shares of Common Stock that could be acquired pursuant to stock options exercisable within 60 days of February 2, 2004, and (ii) 4,400 shares that Mr. Tugwell will receive within 60 days of February 2, 2004, pursuant to restricted stock awards made in 2001 and 2003.

 (5) Shares shown include (i) 13,155 shares of Common Stock beneficially owned by Mr. Andrews' wife, (ii) 3,568 shares held by Mr. Andrews' children, and
     (iii) 15,300 shares that could be acquired pursuant to stock options exercisable within 60 days of February 2, 2004. Mr. Andrews may be deemed the beneficial owner of the shares of Common Stock beneficially owned by his wife and children. Mr. Andrews disclaims such beneficial ownership.

 (6) Shares shown include (i) 103,455 shares of Common Stock held by the Trade Consultants, Inc. Pension Plan, of which Mr. Raphael is the trustee, (ii) 50,986 shares held by the Stanley Raphael Trust, a trust controlled by Mr. Raphael, (iii) 47,152 shares held by a trust for the benefit of Mr. Raphael's wife, (iv) 15,000 shares held by Trade Consultants Inc. of which Mr. Raphael is sole owner and director, and (v) 15,300 shares that could be acquired pursuant to stock options exercisable within 60 days of February 2, 2004. Mr. Raphael may be deemed the beneficial owner of shares of Common Stock held by Trade Consultants, Inc. Pension Plan, Trade Consultants Inc. and the trust for the benefit of his wife. Mr. Raphael disclaims such beneficial ownership.

 (7) Shares shown include (i) 16,637 shares of Common Stock held by Edge Holding Company, a limited partnership of which Mr. Sfondrini and a corporation wholly owned by him are the general partners, (ii) 4,998 shares held by Mr. Sfondrini's children, and (iii) 15,300 shares that could be acquired pursuant to stock options exercisable within 60 days of February 2, 2004. Mr. Sfondrini may be deemed the beneficial owner of the shares held by Edge Holding Company and his children. Mr. Sfondrini disclaims such beneficial ownership.

 (8) Shares shown include (i) 13,500 shares of Common Stock that could be acquired pursuant to stock options exercisable within 60 days of February 2, 2004, (ii) 7,697 shares held jointly by Mr. Shower and his spouse and
     (iii) 5,000 shares held in an IRA rollover account for the benefit of Mr. Shower.

 (9) The business address of each of these beneficial holders is 875 N. Michigan Ave., Suite 3412, Chicago, Illinois 60611. Mark G. Egan is the sole shareholder and president of Marlin Capital Corp. and is a limited partner of The Private Investment Fund. Marlin Capital Corp. is the general partner of The Private Investment Fund. Marlin Capital Corp. has the authority to direct the investments of The Private Investment Fund and consequently to authorize the disposition and vote of the shares of Common Stock held by The Private Investment Fund. Mr. Egan may be deemed to have indirect beneficial ownership of the shares of Common Stock owned by The Private Investment Fund. The information regarding The Private Investment Fund, Marlin Capital Corp. and Mr. Egan (including in Notes 9 through 10), is based on a filing made with the SEC reflecting beneficial ownership of the Common Stock as of January 27, 2004.

(10) Shares shown consist of 915,300 shares of Common Stock owned by The Private Investment Fund and 25,700 shares of Common Stock owned by Mr. Egan.

(11) The information regarding Wellington Management Company, LLP and Connors Investor Services, Inc., is based on filings made with the SEC reflecting beneficial ownership of Common Stock as of December 31, 2002.

(12) The business address for each of these beneficial owners is 2300 Harmon Road, Auburn Hills, Michigan 48326-1714. Mr. Davidson is the President and Chief Executive Officer and principal stockholder of Guardian Industries Corp. ("Guardian"). Guardian Energy Management Corp. ("GEMCO") is a wholly owned subsidiary of Guardian. Shares shown consist of (i) 453,119 shares of Common Stock held of record by GEMCO and (ii) 800,785 shares that GEMCO may acquire through the exercise of warrants. The information regarding Mr. Davidson, Guardian and GEMCO is based on a filing made with the SEC reflecting beneficial ownership of Common Stock as of December 4, 2003.

(13) Shares shown include (i) 567,400 shares of Common Stock that may be acquired pursuant to stock options and warrants exercisable within 60 days of February 2, 2004, and (ii) 13,466 shares of restricted Common Stock that executive officers will receive within 60 days of February 2, 2004.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and persons who beneficially own 10% or more of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during 2003 all its directors and executive officers and 10% or greater holders complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act, except that Messrs. Long and Tugwell should have each filed a Form 4 on April 3, 2003 to report restricted stock grants, but such forms were actually filed on April 21, 2003.

EXECUTIVE COMPENSATION

     Set forth below is information regarding the compensation of the Company's Chief Executive Officer (the "CEO") and the other executive officers of the Company (together with the CEO, the "named officers").

                           SUMMARY COMPENSATION TABLE

     The summary compensation table set forth below contains information regarding the combined salary, bonus and other compensation of each of the named officers for services rendered to the Company in 2003, 2002 and 2001.

                                      ANNUAL COMPENSATION(1)    LONG TERM COMPENSATION
                                      -----------------------   -----------------------
                                                                             SECURITIES
                                                                RESTRICTED   UNDERLYING
                                                                  STOCK       OPTIONS        ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR     SALARY       BONUS      AWARDS(2)     (SHARES)    COMPENSATION(3)
---------------------------    ----   ----------   ----------   ----------   ----------   ---------------
John W. Elias................  2003    $350,000          (4)           --      50,000         $2,630
  Chairman of the Board,       2002    $350,000           --           --      74,000         $2,630
  President and                2001    $350,000     $149,000     $112,000      50,000         $2,630
  Chief Executive Officer
Michael G. Long..............  2003    $166,700          (4)     $ 29,808          --         $6,000
  Senior Vice President and    2002    $159,500           --           --      12,000         $5,500
  Chief Financial Officer      2001    $159,500     $ 56,800     $ 48,000          --         $4,785
John O. Tugwell(5)...........  2003    $172,000          (4)     $ 29,808          --         $6,000
  Senior Vice President of     2002    $164,500           --           --      12,000         $6,981
  Production                   2001    $159,708     $ 57,900     $ 48,000          --         $3,412

---------------

(1) Other annual compensation for the named individuals during each of 2003, 2002 and 2001 did not exceed the lesser of $50,000 or 10% of the annual compensation earned by such individual.

(2) Reflects restricted stock awards made pursuant to the Incentive Plan, except in the case of Mr. Elias whose award was made outside of the Incentive Plan. The dollar value included in the table reflects the valuation at the time of the award. An award of 7,200 shares of restricted stock was made to each of Messrs. Long and Tugwell on April 1, 2003. The shares were not issued at the time of the award and will be issued ratably over three years beginning April 1, 2004 in accordance with the vesting schedule for the award. Awards of restricted stock, all of which provide that actual shares are issued only upon vesting, have also been made in prior periods. If actual shares had been issued at grant for the restricted stock awards made in 2003 and all prior periods, the number and value of restricted shares held by the named officers at December 31, 2003 would be as follows: Mr. Elias: 4,666 shares ($47,220); Mr. Long: 9,200 shares ($93,104); and Mr. Tugwell: 9,200 shares
    ($93,104).

(3) In the case of Mr. Elias, amounts shown represent payments by the Company for life insurance on his account. In the case of Messrs. Long and Tugwell, amounts shown represent the Company's contribu-tions under its 401(k) Plan. No amounts are included for Mr. Tugwell for payments received by him in respect of overriding royalty interests granted prior to his becoming an executive officer.

(4) Bonus awards, if any, under the bonus program for fiscal year 2003 will be considered by the Compensation Committee in its March 2004 meeting, submitted to the full Board for approval and reported in the Proxy Statement for the 2005 Annual Meeting.

(5) Mr. Tugwell became an executive officer of the Company in December 2001. Prior to that he served in other capacities with the Company.

OPTION/SAR GRANTS

     Shown below is further information on grants of stock options during 2003 to the named officers.

                                     NUMBER OF     % OF TOTAL
                                     SECURITIES     OPTIONS
                                     UNDERLYING    GRANTED TO    EXERCISE                    GRANT DATE
                                      OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION   PRESENT VALUE(1)
NAME                                  GRANTED     FISCAL YEAR    ($/SHARE)      DATE            ($)
----                                 ----------   ------------   ---------   ----------   ----------------
John W. Elias(2)...................    50,000         100%        $3.875      1/23/13          94,140
Michael G. Long....................       -0-          --             --           --              --
John O. Tugwell....................       -0-          --             --           --              --

---------------

(1) Based on the Black-Scholes option-pricing model adapted for use in valuing executive stock options. The actual value, if any, that may be realized will depend on the excess of the underlying stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based on the following assumptions: expected volatility based on historical volatility of daily Common Stock price of 73%, a risk-free rate of return based on a discount rate equal to a U.S. Treasury rate at the time of grant of 3.76%, no dividend yields, an expected option exercise period of eight years (with the exercise occurring at the end of such period) and no adjustment for the risk of forfeiture over the applicable vesting period.

(2) Mr. Elias was granted options for the purchase of 50,000 shares of Common Stock effective January 23, 2003 pursuant to the terms of his employment agreement. These options vest and become exercisable on January 23, 2005. The options issued to Mr. Elias were issued outside of the Incentive Plan. See discussion under "Equity Compensation Plan Information," below.

OPTION/SAR EXERCISES AND 2003 YEAR-END OPTION/SAR VALUES

     Shown below is information with respect to option exercises and the value of the outstanding options held by the named officers for the year ended December 31, 2003.

                                                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                            SHARES                 UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS/ SARS
                           ACQUIRED                OPTIONS/ SARS AT FY-END            AT FY-END(1)
                              ON       VALUE     ---------------------------   ---------------------------
NAME                       EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       --------   --------   -----------   -------------   -----------   -------------
John W. Elias............       --          --     300,000        124,000      $1,590,250      $667,970
Michael G. Long..........       --          --      45,000         12,000      $  198,525      $ 54,360
John O. Tugwell..........   15,000    $119,253      35,000         12,000      $  107,013      $ 54,360

---------------

(1) The excess, if any, of the market value of Common Stock at fiscal year end ($10.12 per share) over the option exercise price, expressed in dollars.

401(k) EMPLOYEE SAVINGS PLAN

     The Company has a tax qualified 401(k) Employee Savings Plan (the "401(k) Plan") for its employees generally, in which the executive officers also participate. Under the 401(k) Plan, eligible employees are permitted to defer receipt of up to 15% of their compensation, with the employee's contribution not to exceed $13,000 (subject to certain limitations imposed under the Internal Revenue Code of 1986, as amended (the "Code"). The 401(k) Plan provides that a discretionary match of employee deferrals may be made by the Company in cash or stock. Pursuant to the 401(k) Plan, the Company has elected to match 50% of the first 8% of employee deferral, subject to limitations imposed by the Internal Revenue Service. The amounts held under the 401(k) Plan (except for matching contributions by the Company in Common Stock) are invested among various investment funds maintained under the 401(k) Plan in accordance with the directions of each participant. Except for customary "blackout" periods imposed from time to time by the Company on all employees including executive officers, the 401(k) Plan does not restrict employees from selling shares of the Company's Common Stock held in the plan. Salary deferral contributions by employees under the 401(k) Plan are 100% vested. Company contributions vest ratably over two years. Participants or their beneficiaries are entitled to payment of vested benefits upon termination of employment.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL AGREEMENTS

     Mr. Elias entered into an employment agreement with the Company effective November 1998. The initial term of his employment agreement ended December 31, 2001. The agreement automatically renewed for a one-year term and will continue to do so at the end of each calendar year unless either party gives advance notice of non-renewal. Mr. Elias' employment agreement calls for a minimum base salary of $350,000 per year during the first three years of the employment agreement and may be increased thereafter at the discretion of the Compensation Committee. His employment agreement did not provide for an annual bonus for 1999. Thereafter he is afforded a bonus opportunity of up to 100% of base salary with a target incentive bonus of 50% of base salary keyed to specific performance objectives established by the Compensation Committee. In addition, the agreement provided for a January 1999 initial grant of NSOs for the purchase of 200,000 shares of Common Stock exercisable at fair market value of the Common Stock on the date of grant, having a ten-year term and becoming exercisable 1/3 upon issue, and 1/3 upon each of January 1, 2000 and January 1, 2001. The agreement also provides for subsequent grants of NSOs, at the discretion of the Board of Directors, on January 1 of the years 2000 through 2004 for 50,000 shares each exercisable at the fair market value of the Common Stock on the date of each subsequent grant. These subsequent options have a ten-year term and vest 100% on the second anniversary of the grant date. Such agreement also provides that the Company will provide a $1,000,000 term life insurance policy for Mr. Elias, together with a tax gross up payment in the amount necessary to offset any applicable taxes imposed on him by reason of such insurance policy and gross up. Upon termination of employment by the Company (except under certain limited circumstances defined as "for cause" in the agreement or upon certain material breaches of the agreement by Mr. Elias) or by Mr. Elias for certain reasons, such as the Company's material breach of the agreement or the assignment to Mr. Elias of duties inconsistent with his position as set forth in the agreement ("for good reason"), Mr. Elias will generally be entitled to certain benefits (the "Termination Benefits") including: (i) continued payment of his base salary then in effect for the unexpired portion of the term of the agreement; (ii) immediate vesting of all outstanding stock options granted by the Company to him which will remain exercisable for a period of 12 months after such termination (but in no event beyond the expiration of the original term of such stock option grants); (iii) a lump sum cash payment equal to his prorated incentive target bonus in the year of termination; (iv) life insurance coverage and annual tax gross-up of premium payments shall continue to be provided for the unexpired portion of the term of the agreement; (v) cash payments equal to the amount credited to his account under any employee profit sharing plan or stock ownership plans that are forfeitable in accordance with the terms of such plans; and (vi) participation for a period of 18 months after the date of termination in the Company's group health plan. The employment agreement of Mr. Elias provides for a covenant limiting competition with the Company during employment with the Company and, if the employment ends by reason of Mr. Elias' disability or his terminating his employment for good reason, for as long as the Company is providing him with Termination Benefits.

     Messrs. Long and Tugwell are both employees at will of the Company.

     All current employees of the Company, including Messrs. Elias, Long and Tugwell, are parties to a severance agreement that provides for certain benefits in the event of a "change of control" as defined in the agreement. Pursuant to such agreements if the named officers' employment by the Company is subject to an involuntary termination (which includes a voluntary resignation within sixty (60) days after, among other things, a significant reduction in duties of the employee or a reduction in annual salary, bonus or benefits) occurring within two (2) years after a change in control of the Company, the officer is entitled to receive a lump sum severance amount, which is 2.99 times annual salary and targeted annual bonus in Mr. Elias' case and 2.0 times annual salary and targeted annual bonus in the case of each of Messrs. Long and Tugwell. In addition, the employee would be entitled to the remaining portion of any prior years' incentive bonus award, continued coverage in Company welfare and benefit plans for up to thirty-six (36) months, certain outplacement services up to a maximum cost to the Company of $6,000, and a tax gross-up payment designed to keep the employee whole with respect to any taxes imposed by
Section 4999 of the Code. Under the severance plan, a "change of control" occurs if: (i) the Company (A) shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company) or (B) is to be dissolved and liquidated, and as a result of or in connection with such transaction, the persons who were directors of the Company before such transaction shall cease to constitute a majority of the Board; (ii) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of 20% or more of the outstanding shares of the Company's voting stock (based upon voting power), and as a result of or in connection with such transaction, the persons who were directors of the Company before such transaction shall cease to constitute a majority of the Board; or (iii) the Company sells all or substantially all of the assets of the Company to any other person or entity (other than a wholly-owned subsidiary of the Company) in a transaction that requires shareholder approval pursuant to the Texas Business Corporation Act. It is estimated that in the event all of the Company's employees were terminated at March 12, 2004 pursuant to a change of control, the total severance payments owed for all employees pursuant to these severance agreements would be $6,914,231 (not including the costs of outplacement services and taxes), including $1,569,750 for Mr. Elias, $480,244 for Mr. Long and $495,580 for Mr. Tugwell.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Board of Directors are Messrs. Andress (chairman), Sfondrini, Shower and Work. During 2003, Mr. Sfondrini was subject to certain transactions and relationships with the Company, including, among other things, relating to certain oil and natural gas business matters. These transactions and relationships are described under "Certain Transactions," later in this Proxy Statement.

                               PERFORMANCE GRAPH

     The following performance graph compares the cumulative total stockholder return on the Common Stock to the cumulative total return of the Standard & Poor's 500 Stock Index and an index composed of all publicly traded oil and gas companies identifying themselves by primary Standard Industrial Classification
(SIC) Code 1311 (Crude Petroleum and Natural Gas) for the period beginning December 31, 1998 and ending December 31, 2003.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                          AMONG EDGE PETROLEUM CORP.,
                        S&P 500 INDEX AND SIC CODE INDEX

                              (PERFORMANCE GRAPH)

                   Assumes $100 invested on December 31, 1998
                          Assumes Dividend Reinvested
                      Fiscal Year Ending December 31, 2003

--------------------------------------------------------------------------------
                        1998      1999      2000      2001      2002      2003
--------------------------------------------------------------------------------
 Edge Petroleum
  Corp.                $100.00   $65.71    $225.71   $121.14   $85.71    $231.31
 SIC Code Index        $100.00   $122.15   $155.17   $142.38   $151.79   $243.79
 S&P 500 Index         $100.00   $121.04   $110.02   $96.95    $75.52    $ 97.18

     PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULES, THE FOREGOING PERFORMANCE GRAPH AND THE COMPENSATION COMMITTEE REPORT THAT FOLLOWS ARE NOT "SOLICITING MATERIAL", ARE NOT DEEMED FILED WITH THE COMMISSION AND ARE NOT INCORPORATED BY REFERENCE WITH THE COMPANY'S ANNUAL REPORT ON FORM 10-K, WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN SUCH REPORT.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The members of the Compensation Committee consist of Messrs. Andress, Sfondrini, Shower and Work. The Company's executive compensation has as its objectives to (a) further the achievement of the Company's financial objectives,
(b) focus executives on attainment of growth and the creation of stockholder value over time and (c) attract and retain talented and motivated executives. The executive compensation program is intended to provide an overall level of compensation that the Compensation Committee believes, based on its own judgment and experience, is competitive with levels of compensation provided by other companies in the industry. The programs link each executive's compensation directly to individual and Company performance. A significant portion of each executive's total compensation is variable and dependent upon the attainment of operating and financial goals, individual performance objectives and the appreciation in value of the Common Stock.

     Executive compensation primarily consists of three components: (a) base salary, (b) annual incentive compensation in the form of a bonus, paid in cash or stock or a combination of cash and stock and (c) long-term equity-based incentive compensation. Each component is addressed in the context of individual and Company performance and competitive conditions. In determining competitive compensation levels, the Company analyzes data that includes information regarding compensation levels and programs in the oil and natural gas exploration and production industry, which was provided by a company that surveys and compiles annual energy compensation information. The Company's compensation scheme focuses on both short-term goals, through the awarding of annual bonuses, and long-term goals, through the awarding of stock options and restricted stock.

     Individual salary levels, bonus awards and changes in remuneration of the individual executives are determined by the Compensation Committee or the Board as a whole, subject in the case of Mr. Elias, to the terms of his employment agreement. The Chief Executive Officer makes recommendations to the Compensation Committee regarding the salaries of and awards to employees. Actual grants or awards of stock, including stock options, as well as changes in salaries are individually determined and administered by the Compensation Committee or the Board as a whole (acting on the recommendation of the Compensation Committee), in each case taking into account recommendations from the Chief Executive Officer.

     Base Salary. Base salaries of the executive officers (including that set forth in Mr. Elias' employment agreement) are determined based on the Compensation Committee's review of a number of factors, including comparable industry data and individual factors such as an executive's specific responsibilities, experience, individual performance and growth potential as well as independently obtained salary surveys. The Compensation Committee's salary recommendations are subject to approval of the full Board. Base salaries are designed so that salary opportunities for a given position will generally be between 90% and 100% of the competitive base salary midpoint established for each position. The employment contract of Mr. Elias requires the Compensation Committee to annually review his base salary and make a recommendation to the Board of Directors regarding possible increases. Such recommendations are made after careful review of the Company's and Mr. Elias' performance. Under the terms of Mr. Elias' employment agreement, the Board of Directors may, in its sole discretion, increase but not decrease his salary. No salary increase was recommended by the Compensation Committee or granted by the Board for Mr. Elias during 2003. The last merit increase for Messrs. Long and Tugwell was April 2003 and such increase was based on their performance.

     Bonus. Under the Company's bonus program, the annual bonus of the executive officers is determined by recommendation of the Compensation Committee, after reviewing recommendations of the Chairman and Chief Executive Officer, which is then submitted for approval by the full Board. Bonuses consist of a targeted percentage of the executive officer's annual salary, subject to a maximum-targeted percentage. Subject to adjustment at the discretion of the Board of Directors, the bonuses of the executive officers for 2003 are based 80% on achievement of the Company's performance objectives as established by the Compensation Committee and 20% on achievement of the individual's performance objectives. The performance objectives set for the Company for executive officers consist of targeted annual increases in reserves (weighted 40%) and production (weighted 30%), competitive finding and development costs (weighted 20%) and reduction in general and administrative expenses (weighted 10%), as compared with those projected in the Company's annual budget for the applicable period. Individual performance is assessed by a performance management process based on mutually defined expectations for each employee, including executive officers. The process includes individual appraisal components that are both objective and subjective. The objective components include quantifiable objectives and the subjective performance components include roles and accountabilities, performance attributes and behaviors. Individual performance of the executive officers, except the Chief Executive Officer, is first assessed by the Chief Executive Officer, who makes recommendations to the Compensation Committee for its consideration. Bonus opportunities for Messrs. Long and Tugwell for 2003 ranged from 0% to 80% of base salary. Mr. Elias' employment agreement provides a bonus opportunity ranging from 0% to 100% of his base salary subject to the achievement of specific objective and subjective performance criteria established mutually between the Compensation Committee and Mr. Elias on an annual basis. For 2003, the Board determined that a bonus for Mr. Elias would be determined based 80% on the achievement of the same Company performance criteria applicable to the other executive officers and 20% on the achievement of certain individual performance objectives as determined by the Compensation Committee and approved by the full Board. Bonus awards, if any, under the bonus program for fiscal year 2003 will be considered by the Compensation Committee at its March 2004 meeting, submitted to the full Board for approval and reported in the Proxy Statement for the 2005 Annual Meeting.

     Under the bonus program, the bonuses may be paid in cash or shares of Common Stock or a combination of both. All bonuses are subject to the final approval of the Board of Directors.

     Long-Term Equity-Based Compensation. The Company has relied on grants of stock options and grants of restricted stock, under its Incentive Plan and in the case of Mr. Elias, outside of the Incentive Plan, to provide long-term incentive-based compensation. The objectives of the Incentive Plan are to (i) attract and retain the services of key employees, qualified independent directors and qualified consultants and other independent contractors and (ii) encourage the sense of proprietorship and stimulate the active interest of those persons in the development and financial success of the Company. At December 31, 2003, options under the Incentive Plan had been granted to 59 current and former employees and directors, at exercise prices ranging from $2.11 per share to $16.50 per share. In 2003, the Company determined not to grant to employees any options to purchase shares of stock of the Company under the Incentive Plan. Pursuant to the terms of his employment agreement, Mr. Elias was granted options to purchase 50,000 shares of Common Stock in January 2003 at an exercise price equal to the fair market value of the Common Stock on the date of grant. His options vest in full on the second anniversary of the date of grant. Mr. Elias' 2003 options were not granted under the Incentive Plan.

     Grants of stock options to executive officers are made by the Compensation Committee. The employment agreement of Mr. Elias sets forth the number and terms of his initial and subsequent option grants. All other grants are made at the discretion of the Compensation Committee or the Board as a whole. Relevant factors in the determination of grants of options include data regarding stock option grants at comparable companies and recommendations of the Chief Executive Officer. In determining the amount of options to award executive officers, the Compensation Committee also considers, among other things, the relative grade levels of the officers. The exercise price of all stock options has been equal to at least the fair market value of the Common Stock on the date of grant; accordingly, executives receiving stock options are rewarded only if the market price of the Common Stock appreciates. Stock options are thus designed to align the interests of the Company's executives with those of its stockholders by encouraging executives to enhance the value of the Company and hence, the price of the Common Stock and each stockholder's return.

     Restricted stock awards may be made to executive officers as part of their long-term equity-based compensation. Such awards are made by the Compensation Committee. Restricted stock awards are determined on the basis of factors similar to those used to determine awards of stock options. The currently outstanding restricted stock held by executive officers vests and is issued in equal one-third increments on the first, second and third anniversary of the date of grant.

     Since the Company's initial public offering, certain non-executive employees of the Company received grants of overriding royalty interests in oil and gas prospects of the Company where such interests had been earned pursuant to employment agreements between such employees and the Company. Effective June 1, 1999 all employment agreements which provided for overriding royalty interests were terminated. Pursuant to a policy adopted as of that date, no employee of the Company is entitled to an overriding royalty interest on any prospect that is defined and leased after July 1, 2000. Overrides which were earned in prospects prior to July 1, 2000 or assigned of record remain valid. Executive officers of the Company have not been entitled to receive overriding royalty grants since the Company's initial public offering. Prior to becoming an executive officer, Mr. Tugwell received overriding royalty interests under the Company's prior practice and has, and will in the future, receive payments pursuant to such interests.

     Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits (to $1 million per covered executive) the deductibility for federal income tax purposes of annual compensation paid to company's executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. Options grants that are made outside of stockholder-approved plans, such as the options grants and restricted stock grants made pursuant to Mr. Elias' employment agreement, are generally subject to the deductibility limits of Section 162(m). The Compensation Committee seeks to qualify compensation for deductibility in certain instances, but retains the discretion to authorize the payment of nondeductible amounts.

     Compensation of Chief Executive Officer. Mr. Elias' compensation, as described above, is generally determined in part by the terms of his employment agreement, which was approved by the Board as a whole and the Compensation Committee. In doing so, the Board and Compensation Committee considered a variety of factors, including a review of comparable industry data, the compensation package of Mr. Elias' predecessor at the Company and negotiations between Mr. Elias and the Compensation Committee.

                                          THE COMPENSATION COMMITTEE

                                          Thurmon Andress, Chair
                                          John Sfondrini*
                                          Robert W. Shower
                                          David F. Work

* Mr. Sfondrini served on the Compensation Committee until March 2004.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides certain information with respect to all of the Company's equity compensation plans in effect as of December 31, 2003, including the equity compensation plan the Company assumed in connection with the December 2003 acquisition of Miller Exploration Company ("Miller"), which is treated for purposes of this disclosure as a plan not approved by security holders, although the Company's acquisition of Miller was approved by the Company's stockholders.

                                                                                                   (C)
                                                                                           NUMBER OF SECURITIES
                                                                                           REMAINING AVAILABLE
                                                                                           FOR FUTURE ISSUANCE
                                                  (A)                      (B)                 UNDER EQUITY
                                        NUMBER OF SECURITIES TO      WEIGHTED AVERAGE       COMPENSATION PLANS
                                        BE ISSUED UPON EXERCISE     EXERCISE PRICE OF           (EXCLUDING
                                        OF OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,    SECURITIES REFLECTED
PLAN CATEGORY(1)                        WARRANTS AND RIGHTS(2)    WARRANTS AND RIGHTS(3)     IN COLUMN(A))(4)
----------------                        -----------------------   ----------------------   --------------------
Equity compensation plans approved by
  security holders....................           758,487                  $ 6.02                 558,030
Equity compensation plans not approved
  by security holders.................           584,628                  $11.73                 144,250
                                               ---------                                         -------
Total.................................         1,343,115                  $ 8.50                 702,280
                                               =========                                         =======

---------------

(1) All amounts set forth opposite "Equity compensation plans approved by security holders" relate to the Incentive Plan. Amounts set forth opposite "Equity compensation plans not approved by security holders" reflect the Company's assumption of the Miller Exploration Company Stock Option and Restricted Stock Plan of 1997 (the "Miller Plan"). Under the Miller Plan as of December 31, 2003, there were 110,962 shares subject to outstanding options and 107,250 shares remaining available for issuance. The Company does not plan to issue any more awards under the Miller Plan. Amounts set forth opposite "Equity compensation plans not approved by security holders" also relate to the Amended and Restated Edge Petroleum Corporation Elias Stock Incentive Plan (the "Elias Plan"), which is described below.

(2) The shares set forth in column (a) are comprised of shares of common stock that may be issued in the future pursuant to currently outstanding options for the purchase of common stock and shares of common stock that may be issued in the future pursuant to currently outstanding restricted stock awards. In the case of restricted stock awards, the Company does not actually issue shares of common stock until and to the extent the awards vest. The amounts set forth in column (a) include 121,937 shares with respect to the Incentive Plan and 4,666 shares with respect to the Elias Plan, as applicable, that may be issued in the future pursuant to currently outstanding restricted stock awards.

(3) The calculations of weighted average exercise prices are exclusive of restricted stock awards. In the case of equity compensation plans approved by security holders, the amount is based solely on options to purchase 650,050 shares of common stock pursuant to the Incentive Plan. In the case of equity compensation plans not approved by security holders, the amount is based on (i) options to purchase 110,962 shares of common stock pursuant to the Miller Plan and (ii) options to purchase 424,000 shares of common stock pursuant to the Elias Plan.

(4) All of the shares set forth in column (c) with respect to the Incentive Plan may be issued pursuant to stock awards, as well as awards of stock options or stock appreciation rights. All of the shares set forth in column (c) with respect to each of the Miller Plan and the Elias Plan may be issued pursuant to restricted stock awards, as well as awards of stock options.

     The Elias Plan was approved by the Board of Directors of the Company and 475,000 shares of common stock were reserved for issuance thereunder, of which 37,000 shares remain available at December 31, 2003. Under the Elias Plan, awards may be made to Mr. Elias of options for the purchase of common stock and of restricted stock. As of December 31, 2003, options for the purchase of 424,000 shares of common stock and a restricted stock award relating to 14,000 shares of common stock had been made to Mr. Elias under the Elias Plan. The Elias Plan was adopted to induce and retain the employment of Mr. Elias and to stimulate his active interest in the development and financial success of the Company. Mr. Elias' employment agreement contemplates the issuance to him of options for the purchase of up to 450,000 shares of common stock, of which options for 424,000 shares had been issued under the Elias Plan as of December 31, 2003. The Elias Plan provides for the issuance of an initial option award to Mr. Elias for the purchase of 200,000 shares of common stock effective January 8, 1999, which became exercisable in increments of one-third of the shares subject thereto annually beginning on the date of grant, has a term of ten years and an exercise price equal to the fair market value of the common stock on the date of grant. The Elias Plan provides that all subsequent option awards under the Elias Plan, which may be made in the sole discretion of the Board, be of options with a ten-year term, becoming exercisable in full upon the second anniversary of the date of grant and with an exercise price not less than the fair market value of the common stock on the date of grant. Pursuant to the Elias Plan, the Board approved grants of NSOs to purchase 50,000 shares of common stock effective on or about January 1 of each of the years 2000 through and including 2003 at an exercise price equal to the fair market value of the common stock on the date of grant. The Elias Plan provides for an award of 14,000 shares of restricted stock to Mr. Elias effective March 1, 2001, which vests in increments of one-third of the shares subject thereto annually beginning on the first anniversary of grant. An option award to Mr. Elias for the purchase of 24,000 shares of common stock was made from the Elias Plan on April 1, 2002, which becomes exercisable in full upon the second anniversary of the date of grant at an exercise price equal to the fair market value of the common stock on the date of grant. The Elias Plan provides that further awards of restricted stock and options may be made to Mr. Elias under the Elias Plan in the sole discretion of the Board. His employment agreement entitles him to receive, subject to approval of the Board of Directors, a grant of 50,000 NSOs on January 1, 2004, which is anticipated to utilize the remaining 37,000 shares available under the Elias Plan and 13,000 shares under the Incentive Plan.

CERTAIN TRANSACTIONS

     The transactions described below were carried out on terms at least as favorable to the Company as could have been obtained from unaffiliated third parties in arm's length negotiations, however, because the transactions were with affiliates, it is possible that the Company would have obtained different terms from a truly unaffiliated third-party.

     Essex Royalty Joint Ventures -- A company wholly owned by Mr. Sfondrini is the general partner of each of Essex Royalty Limited Partnership ("Essex I L.P.") and Essex Royalty Limited Partnership II ("Essex II L.P."). In April 1992, a predecessor partnership of the Company and Essex I L.P. entered into a Joint Venture Agreement (the "Essex I Joint Venture") with respect to the purchase of certain royalty and nonoperating interests in oil and natural gas properties. In May 1994, the Company's predecessor partnership and Essex II L.P. entered into a Joint Venture Agreement (the "Essex II Joint Venture") similar in nature to the Essex I Joint Venture. Since January 1, 2001, Mr. Sfondrini and a company wholly owned by Mr. Sfondrini have served as manager of the Essex I and II Joint Ventures. Prior to that time, the Company served as manager.

     The Essex I Joint Venture terminated in April 1997, although distributions from it continue. Under the terms of the Essex I Joint Venture Agreement, Essex I L.P. made capital contributions aggregating $3 million and the Company and its predecessor made no capital contributions. The Essex I Joint Venture Agreement provides that quarterly distributions of cash be made, in accordance with specified sharing ratios, in an amount, subject to certain adjustments, not less than that equal to revenues received from royalties less the management fee paid to the managing venturer and the expenses of the Essex I Joint Venture. Initially, Essex I L.P. receives 100% of all cash distributions pursuant to the sharing ratios until a certain payout amount has been recouped as defined in the Essex I Joint Venture Agreement, as amended, at which time the sharing ratios shift to 40% for the Company and 60% for Essex I L.P. The Essex I Joint Venture Agreement was amended prior to 2003 to, among other things, modify the calculation as to when the sharing ratio would occur, provide for a management fee payable to the managing venture of 3% per month of gross distributions and provide for a de minimus portion of the after-payout distributions to go to Edge Group Partnership, a general partnership, the partners of which are three limited partnerships, the general partner of each of which is a company wholly owned by Mr. Sfondrini. The sharing ratio shift, or payout, for Essex I Joint Venture occurred in 2001, and the Company became entitled to receive from Essex I Joint Venture 40% of the net royalty distributions. During 2003, the Essex I Joint Venture distributed $180,493, $1,135 and $61,149 in net royalty distributions to Essex I L.P., Edge Group Partnership and the Company, respectively.

     The Essex II Joint Venture terminated in December 31, 1998, although distributions from it continue. Essex II L.P. made capital contributions aggregating approximately $4.6 million and the Company and its predecessor made no capital contributions. In 2003, Essex II L.P. made additional cash contributions of $57,000. Initially, Essex II L.P. receives 100% of all cash distributions pursuant to the sharing ratios until a certain payout amount has been recouped as defined in the Essex II Joint Venture Agreement, as amended, at which time the sharing ratios shift to 25% for the Company and 75% for Essex II L.P. Provisions with respect to mandatory quarterly distributions are similar to those described for the Essex I Joint Venture. Pursuant to an amendment of the Essex II Joint Venture in August 2000, the time at which the sharing ratio shifts, or payout under the joint venture agreement for Essex II Joint Venture would occur, was extended until the limited partners of Essex II L.P. had recovered 100% of their initial capital investment in Essex II L.P. As a result of the August 2000 amendment, the sharing ratio shift for Essex II Joint Venture occurs when the aggregate amount of cash and property interests (valued as determined by the joint venture agreement) actually distributed to the Essex II L.P. during 2001 and subsequent years equals $3,324,587. During 2001, 2002 and 2003, the amount of cash distributed to Essex II L.P. was $1,325,092, $436,899 and $319,089, respectively, leaving an amount of $1,300,507 (net of additional capital contributions) remaining to be recovered by Essex II L.P. before payout and a sharing ratio shift occurs for Essex II Joint Venture.

     During 2003, Mr. Sfondrini accrued management and administration fees (including expenses he is entitled to be reimbursed for) in the amount of $32,676 for managing the Essex I and II Joint Ventures, $29,100 of which was paid to third parties who performed management, administration and tax services for Mr. Sfondrini on behalf of the Joint Ventures.

     During the third quarter of 2003, the Company sold its interests in the Essex I and II Joint Ventures to an unrelated third party for total cash consideration of $275,000.

     Affiliates' Ownership in Prospects -- Edge Group Partnership, Edge Holding Company, L.P., a limited partnership of which Mr. Sfondrini and a corporation wholly owned by him are the general partners, Andex Energy Corporation and Texedge Energy Corporation, corporations of which Mr. Andrews is an officer and members of his immediate family hold ownership interests, Mr. Raphael, and Essex II Joint Venture, own certain working interests in the Company's Nita and Austin Prospects and certain other wells and prospects operated by the Company. These working interests aggregate 7.19% in the Austin Prospect, 6.27% in the Nita Prospect and are negligible in other wells and prospects. These working interests bear their share of lease operating costs and royalty burdens on the same basis as the Company. In addition, Bamaedge, L.P., a limited partnership of which Andex Energy Corporation is the general partner, and Mr. Raphael also hold overriding royalty interests with respect to the Company's working interest in certain wells and prospects. Neither Mr. Raphael nor Bamaedge L.P. has an overriding interest in excess of .075% in any one well or prospect. Essex I and II Joint Ventures own royalty and overriding royalty interests in various wells operated by the Company. The combined royalty and overriding royalty interests of the Essex I and Essex II Joint Ventures do not exceed 6.2% in any one well or prospect. The gross amounts distributed or accrued to these persons and entities by the Company in 2003 (including net revenue, royalty and overriding royalty interests) and the amounts these same persons and entities paid to the Company for their respective share of lease operating expenses and other costs is set forth in the following table:

                                              TOTAL AMOUNTS PAID BY
                                              THE COMPANY TO OWNERS   LEASE OPERATING EXPENSES
                                                IN 2003 INCLUDING      PAID TO THE COMPANY BY
OWNER                                          OVERRIDING ROYALTY*         OWNERS IN 2003
-----                                         ---------------------   ------------------------
Andex Corporation/Texedge Corporation.......        $  1,515                  $   447
Bamaedge, L.P. .............................        $  2,428                      -0-
Edge Group Partnership......................        $134,348                  $34,770
Edge Holding Co., L.P. .....................        $ 28,166                  $ 7,603
Essex I Joint Venture.......................        $ 15,887                      -0-
Essex II Joint Venture......................        $ 45,043                  $ 6,008
Stanley Raphael.............................        $  2,348                  $   487
                                                    --------                  -------
TOTAL.......................................        $229,735                  $49,315
                                                    ========                  =======

---------------

* In the case of Essex I and II Joint Ventures, amount includes royalty income in addition to working interest and overriding royalty income.

CODE OF ETHICS

     The Company has adopted a code of ethics that applies to all Company employees including executive officers, as well as each member of the Company's Board of Directors. The code of ethics is available at the Company's website at http://www.edgepet.com.

         II.  APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of its Audit Committee, has approved and recommends the appointment of KPMG LLP as independent public accountants to conduct an audit of the Company's financial statements for the year 2004. Although the selection and appointment of independent auditors is not required to be submitted to a vote of shareholders, the Board of Directors has decided to ask our shareholders to approve this appointment. In accordance with the Company's Bylaws, approval of the appointment of independent public accountants will require the affirmative vote of a majority of the shares of Common Stock voted at the meeting. Accordingly, abstentions and broker non-votes applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

     Representatives of KPMG LLP, will attend the Annual Meeting and will be available to respond to questions which may be asked by stockholders. Such representatives will also have an opportunity to make a statement at the meeting if they desire to do so.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

CHANGE IN INDEPENDENT PUBLIC ACCOUNTANTS

     On July 18, 2002, the Company dismissed its independent accountant, Arthur Andersen LLP and engaged KPMG LLP as its new independent accountant and auditor. The decision to engage KPMG LLP and dismiss Arthur Andersen LLP was recommended by the Audit Committee and approved by the Board of Directors.

     As noted in the Company's Current Report on Form 8-K filed on July 18, 2002, none of the reports of Arthur Andersen LLP on the financial statements of the Company during their engagement contained an adverse opinion or was qualified or modified as to uncertainty, audit scope or accounting principles. Further, during the Company's two fiscal years ended December 31, 2000 and December 31, 2001 and for the period from January 1, 2002 to July 18, 2002, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles, auditing scope or procedure, which disagreement, if not resolved to the satisfaction of such accountants, would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statements for such years. There were no reportable events (as defined in Regulation S-K, Item 304 (a)(1)(v) during the Company's two fiscal years ended December 31, 2000 and December 31, 2001 and for the period from January 1, 2002 to July 18, 2002. During the Company's two fiscal years ended December 31, 2000 and December 31, 2001 and for the period from January 1, 2002 to July 18, 2002, the Company did not consult with KPMG LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

INDEPENDENT PUBLIC ACCOUNTANTS' FEES

     KPMG LLP billed the Company, respectively, as set forth in the table below, for professional services rendered for the audit of the Company's annual financial statements for the years ended 2003 and 2002 and for the reviews of the Company's quarterly financial statements included in the Company's Quarterly Reports on Form 10-Q for such periods and for work on other SEC filings. KPMG LLP did not provide any non-audit services for the Company during such periods.

                                                              FISCAL 2003   FISCAL 2002
                                                              -----------   -----------
Audit Fees..................................................   $317,500      $195,900
Audit-related Fees..........................................        -0-           -0-
Tax Services................................................        -0-           -0-
All Other Services..........................................        -0-           -0-

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

     The Audit Committee has established a policy for the pre-approval of audit and non-audit services performed for the Company by the independent auditors, which also specifies the types of services that the independent auditors may and may not provide to the Company. The policy provides for general pre-approval of services and specific case-by-case approval of certain services. The services that are pre-approved include audit services and audit-related services such as due diligence services pertaining to potential business acquisitions and dispositions, and may also include other services. At the present time the Company uses a third party other than the independent auditor to prepare its tax returns and deal with tax compliance issues; therefore, no pre-approval of tax services to be provided by the independent auditor is required. The term of any pre-approval is 12 months and is generally subject to certain specific budgeted amounts or ratios as determined by the Committee. The Committee may revise the list of general pre-approved services from time to time based on subsequent determinations. Unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services which were addressed in the pre-approval, but exceed pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Committee. The Audit Committee does not delegate its responsibilities concerning pre-approval of services to management. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for services performed to date.

                              III.  OTHER BUSINESS

     Management does not intend to bring any business before the meeting other than the election of directors and appointment of KPMG LLP referred to in the accompanying notice. The Board of Directors is aware that a shareholder intends to submit the following resolution for a shareholder vote at the Annual Meeting:
"RESOLVED: The stockholders of Edge Petroleum Corporation (the "Corporation") hereby request the board of directors take all steps necessary to change the composition of the board of directors by reducing the actual number of incumbent directors from the current number of eight to five directors. The board of directors should implement the proposal by means of By-Law changes and/or other necessary procedures in accordance with applicable law. This proposal would be effective for nominees for director at meetings subsequent to the 2004 Annual Meeting and need, therefore, not affect the unexpired terms of the existing directors." If such proposal is properly brought before the Annual Meeting, the proxy holders intend to use their discretionary voting authority to vote against such proposal. No other matter or nomination for director has been timely submitted to the Company in accordance with the provisions of the Company's Bylaws. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board of Directors does not know are to be presented at the meeting by others.

                             ADDITIONAL INFORMATION

STOCKHOLDER COMMUNICATIONS

     The Company's Board of Directors has provided for a process for security holders to send communications to the Board of Directors. Any security holder can send communications to the Board by mail as follows:

                Board of Directors of Edge Petroleum Corporation
                       c/o Corporate Secretary
                       1301 Travis, Suite 2000
                       Houston, Texas 77002

All security-holder communications will be relayed to all Board members. Communications from an officer or director of the Company will not be viewed as security holder communications for purposes of the procedure. Communications from an employee or agent of the Company will be viewed as security holder communications for purposes of the procedure only if those communications are made solely in such employee's or agent's capacity as a security holder.

STOCKHOLDER PROPOSALS

     The Company's bylaws require written notice to be delivered to the Secretary of the Company by a stockholder:

     - in the event of business to be brought by a stockholder before an annual meeting, not less than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date), and

     - in the event of nominations of persons for election to the board of directors by any stockholder,

     - with respect to an election to be held at the annual meeting of stockholders, not less than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date), and

     - with respect to an election to be held at a special meeting of stockholders for the election of directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed to stockholders or public disclosure of the date of the special meeting was made, whichever first occurs.

     If the date of the 2005 annual meeting of stockholders is not more than 30 days before, nor more than 60 days after, the first anniversary of the date of the 2004 annual meeting, stockholders who wish to nominate directors or to bring business before the 2005 annual meeting of stockholders must notify the Company no later than January 5, 2005. Such notice must set forth specific information regarding such stockholder and such business or director nominee, as described in the Company's bylaws. The Company's bylaws also provide for certain procedures to be followed by stockholders in nominating persons for election to the board of directors of the Company.

     Compliance with the above procedures does not require the Company to include the proposal in its proxy solicitation material. Rule 14a-8 under the Securities Exchange Act of 1934, as amended, addresses when a company must include a stockholder's proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. Under Rule 14a-8, proposals that stockholders intend to have included in the Company's proxy statement and form of proxy for the 2005 annual meeting of stockholders must be received by the Company no later than November 26, 2004. However, if the date of the 2005 annual meeting of stockholders changes by more than 30 days from the first anniversary of the date of the 2004 annual meeting of stockholders, the deadline by which proposals must be received is a reasonable time before the Company begins to print and mail its proxy materials, which deadline will be set forth in a quarterly report on Form 10-Q or will otherwise be communicated to stockholders. Stockholder proposals must also be otherwise eligible for inclusion.

                                          By Authorization of the Board of
                                          Directors

                                          -s- Robert C. Thomas
                                          ROBERT C. THOMAS
                                          Vice President, General Counsel &
                                          Corporate Secretary

March 26, 2004

                                                                      APPENDIX A

                           EDGE PETROLEUM CORPORATION

                            AUDIT COMMITTEE CHARTER

FUNCTION OF THE AUDIT COMMITTEE

     The Audit Committee is a committee of the Board of Directors. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation. The functions described in this Charter are expected to be the common recurring activities of the Committee. These functions are set forth as guides with the understanding that departures from them may be appropriate depending on the circumstances.

OVERSIGHT OF THE AUDIT PROCESS

     The independent auditors are accountable to the Audit Committee and the Board of Directors as representatives of the Corporation's stockholders. The Audit Committee is directly and solely responsible for the appointment, retention, compensation and oversight of the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation. The independent auditors shall report directly to the Audit Committee. The Committee has the sole authority to approve all engagement fees and terms of the independent auditor.

     The Audit Committee will recommend, annually, to the Company's shareholders the selection of an independent public accountant firm to perform an examination and express an opinion on the financial statements of the Corporation. The Audit Committee will review and approve the scope and plan of the audit process and the discharge of the duties of the independent auditor.

     The Audit Committee will be responsible to insure the independence of the independent auditor. The committee will, at least on an annual basis, receive from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Corporation that could impair the auditors independence including each non-audit service provided to the Corporation and the matters set forth in Independence Standards Board No. 1, and the Audit Committee will discuss with the independent auditors any relationships or services so disclosed to it that may impact the quality of audit services or the objectivity and independence of the Corporation's independent auditors.

     The independent auditors shall submit to the Audit Committee annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Corporation's annual financial statements and the reviews of the financial statements included in the Corporation's quarterly Reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements;
(ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Corporation's financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service.

REVIEW OF THE ANNUAL AUDIT

     The Audit Committee will conduct a review of the annual audit with management and the independent auditor, prior to filing or distribution of the audited financial statements, to include:

          A. The Corporation's annual financial statements and related footnotes.

          B. The independent audit of the financial statements and the auditor's report thereon and including a discussion of significant issues regarding accounting principles, practices and judgments.

          C. Any significant changes in the audit plan or any serious difficulties with management during the course of the annual audit.

          D. Resolve any disagreements between management and the outside auditors regarding financial reporting.

          E. Review of the adequacy of the Corporation's internal systems and controls including computerized information system controls and security.

          F. Any other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted accounting standards and a discussion with the independent auditors of the matters required to be communicated by the independent auditors in accordance with SAS61.

          G. The Audit Committee will obtain from the independent auditors in connection with any audit a timely report relating to the Corporation's annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any "management" letter or schedule of unadjusted differences.

     At the conclusion of the annual audit process, the Audit Committee will meet in a separate executive session with the independent auditor, and management to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

AUDIT COMMITTEE PROCESS

     The Audit Committee will report the results of the annual review and any other meetings of the Audit Committee to the Board of Directors with such recommendation as the Audit Committee may deem appropriate. All meetings of the Audit Committee will be held pursuant to the Bylaws of the Corporation with regard to notice and waiver thereof, and written minutes of each meeting will be duly filed in the Corporation records.

     The Audit Committee shall meet at least four times annually.

OTHER POWERS AND FUNCTIONS OF THE AUDIT COMMITTEE

     The Audit Committee will review filings with the SEC and other published documents containing the Corporation's financial statements to assure the information contained therein is consistent with the information contained in the financial statements.

     The Audit Committee will review annually with the Corporation's counsel, legal and regulatory matters that may have a material impact on the financial statements, related corporate compliance policies, and programs and reports received from regulators.

     The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management. While the Audit Committee is empowered to retain outside consultants, it is not expected to do so routinely. Rather, it is expected that such authority would be exercised in response to specific circumstances giving rise to an Audit Committee determination that such action is in the best interest of the Corporation and its stockholders. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Audit Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or outside auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Corporation will provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the board of directors, for payment of:

          (i) compensation to independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation;

          (ii) compensation to any advisers employed by the Audit Committee as described above; and

          (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

     The Audit Committee shall pre-approve or establish procedures for the pre-approval of audit and non-audit services performed by the independent auditors. These procedures will also specify the types of services the outside auditor may not provide to the Corporation.

     The Audit Committee shall establish procedures to receive, retain and treat complaints received by the Corporation regarding accounting, internal control or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     The Audit Committee will review and reassess the adequacy of this Charter at least annually. If necessary, it will make recommendations to the Board of Directors for amendment of the Charter. The Audit Committee will annually prepare a report to be included in the Corporation's annual proxy statement as required by the SEC.

     The Audit Committee shall review and approve all related party transactions of the Corporation to the extent required by Nasdaq rules.

     The Audit Committee shall receive disclosures of the Corporation's chief executive officer and chief financial officer as to the existence of any significant deficiencies in the design or operation of internal controls that could adversely affect the Corporation's ability to record, process, summarize and report financial data, any material weaknesses in internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation's internal controls.

MEMBERSHIP OF THE AUDIT COMMITTEE

     The membership of the Audit Committee shall consist of at least three non-executive members of the Board of Directors who shall serve at the pleasure of the Board of Directors. Each member shall be free from any relationship that, in the opinion of the Board of Directors, may interfere with the exercise of his or her independence from management and the Corporation. Each member (i) shall, except as permitted by Nasdaq Rule 4350(d), be "independent" as defined from time to time by the listing standards of The Nasdaq Stock Market, Inc. ("Nasdaq") and by the applicable regulations of the Securities and Exchange Commission (the "SEC"), and shall meet any other applicable independence requirements of Nasdaq and the SEC, (ii) shall not accept any consulting, advisory or other compensatory fee from the issuer other than in his or her capacity as a member of the Board or any committee of the Board, (iii) may not be an "affiliate" of the Corporation or any subsidiary of the Corporation, as such term is defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and (iv) may not own or control 20% or more of the Corporation's voting securities. All members of the Audit Committee must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement, and the Audit Committee shall have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member's financial sophistication. Audit Committee members and the Committee Chairman shall be designated by the full Board of Directors upon recommendation of the Nominating Committee.

     The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

OTHER ASPECTS OF AUDIT COMMITTEE RESPONSIBILITY

     The function of the Audit Committee is oversight. It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Corporation's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Corporation and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

                                                                      APPENDIX B

                           EDGE PETROLEUM CORPORATION

               CORPORATE GOVERNANCE/NOMINATING COMMITTEE CHARTER

CORPORATE GOVERNANCE/NOMINATING COMMITTEE PURPOSE

     The Corporate Governance/Nominating Committee of Edge Petroleum Corporation (the "Company") is appointed by the Board of Directors to assist the Board in identifying qualified individuals to become directors, recommend to the Board qualified director nominees for election at the shareholders' annual meeting, determine membership on the Board committees, recommend a set of Corporate Governance Guidelines, conduct annual self-evaluations of the Board and the Committee, and report annually to the Board on the Chairman, President &Chief Executive Officer ("CEO") succession plan.

COMMITTEE MEMBERSHIP

     The Committee members shall be appointed, and may be replaced, by the Board. The Committee shall consist of no fewer than three directors. All members of the Committee shall meet the independence standards as specified in the Company's Corporate Governance Guidelines (adopted by the Board), and the applicable Nasdaq listing standards.

MEETINGS

     The Committee shall meet as often as necessary to carry out its responsibilities. Any Committee member may request the Chairman of the Committee to call a meeting. The Chairman of the Committee shall report on any Committee meeting held at the next regularly scheduled Board meeting following the Committee meeting.

COMMITTEE GOALS AND RESPONSIBILITIES

     1. The Committee shall recommend to the Board director nominees for election at the annual shareholders' meeting.

     2. Prior to nominating an existing director for re-election to the Board, the Committee shall consider and review the existing director's:

          a. Board and committee meeting attendance and performance;

          b. length of Board service;

          c. experience, skills and contributions that the existing director brings to the Board; and

          d. independence.

     3. In the event that a vacancy arises, the Committee shall seek and identify a qualified director nominee to be recommended for either appointment by the Board to serve the remainder of the director's term that is vacant or election at the annual shareholders' meeting.

     4. A director nominee shall meet the minimum director qualifications specified in this Charter and the Company's Corporate Governance guidelines, including that the director nominee possess personal and professional integrity, has good business judgment, relevant experience and skills and will be an effective director in conjunction with the full board in collectively serving the long-term interests of the Edge shareholders.

     5. The Committee shall have the sole discretion and authority to retain any search firm to assist in identifying director candidates, retain outside counsel and/or any other internal or external advisors and approve all related fees and retention terms.

     6. The Committee shall review the Board's committee structure and recommend to the Board for its approval directors to be appointed as members on each Board committee. Prior to recommending the re-appointment of a director to a Board committee, the Committee shall review the existing director's independence, if required, skills, committee meeting attendance, performance and contribution, and his/her fulfillment of committee responsibilities. If a vacancy on a Board committee occurs, the Committee shall recommend a director with the relevant experience and skills, and who is independent, if required by the committee charter, to be appointed to fill the vacancy.

     7. The Committee shall recommend the Corporate Governance Guidelines to the Board for its approval. The Committee will review annually the Corporate Governance Guidelines and recommend any proposed change to the Board for approval.

     8. The Committee shall develop and recommend to the Board for its approval an annual self-evaluation process for the full Board that will be conducted and overseen by the Committee. The Committee shall report to the full Board, following the end of each calendar year, the results of the annual self-evaluation, including any comments from the self-evaluations. However, any comments from the self-evaluations regarding individual directors shall be reported to the CEO, and if necessary, to the relevant committee Chairman.

     9. The Committee shall annually review its own performance by distributing to its members a written self-assessment.

     10. The Committee shall make an annual report to the Board on emergency as well as expected CEO succession planning. The full Board will work with the Committee to recommend and evaluate potential successors to the CEO. The CEO should at all times make available his/her recommendations and evaluations of potential CEO successors, along with a review of any development plans recommended for such individuals.

     11. All concerns regarding non-financial matters that are reported through the designated person or persons in the Corporate Governance Guidelines shall be reported to the Committee for review and investigation.

     12. The Committee shall review and reassess the adequacy of its Charter annually and recommend any proposed changes to the Board for approval.

     13. This Charter for the Corporate Governance/Nominating Committee shall be made available to security holders and other interested parties on the Company's website at www.Edgepet.com.

                           EDGE PETROLEUM CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS

                            10:00 A.M., MAY 5, 2004

                              HYATT REGENCY HOTEL
                             1200 LOUISIANA STREET
                              HOUSTON, TEXAS 77002

                             ----------------------

                              ADVANCE REGISTRATION

     Attendance at the Annual Meeting is limited to Edge share owners (or a designated representative or proxy) with proof of ownership and members of their immediate family and employees and guests of the Company. In order to attend as a stockholder or immediate family member, you or your family member must be a stockholder of record as of March 12, 2004, or you must provide a copy of a brokerage statement or other evidence of beneficial ownership showing your ownership of common stock on March 12, 2004. Attendees may register at the door on the day of the meeting; however, advance registration for the Edge Annual Meeting will expedite your entry into the meeting.

     - If you hold your Edge shares directly with the Company and you and/or a member of your immediate family plan to attend the Annual Meeting, please follow the Advance Registration instructions on the top portion of your Proxy Form, which was included in the mailing from the Company.

     - If you desire to appoint a person to attend the meeting and vote your shares on your behalf, you may do so by inserting that person's name in the blank space provided at the top of your Proxy Form. Such person need not be a shareholder of the Company. At the meeting, such person must present to the inspector of elections a proxy signed by the shareholder, or by his or her attorney authorized in writing, as his or her name appears on our register of shareholders. If the shareholder is a corporation, the proxy must be executed by a duly authorized officer or attorney thereof.

     - If your Edge shares are held for you in a brokerage, bank or other institutional account and you wish to register in advance, please direct your request to:

        Edge Petroleum Corporation
        1301 Travis, Suite 2000
        Houston, Texas 77002
        Attention: Corporate Secretary

     Please include the following information in your request:

     - Your name and complete mailing address

     - The name(s) of any immediate family members who will accompany you

     - Proof that you own Edge shares (e.g., a photocopy of a brokerage or other account statement)

     No cameras, video recorders or tape recorders of any type will be permitted in the meeting. Inappropriate or disorderly behavior will result in expulsion from the meeting.

PROXY                      EDGE PETROLEUM CORPORATION                      PROXY
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        ANNUAL MEETING OF STOCKHOLDERS TO BE HELD WEDNESDAY, MAY 5, 2004

[ ] ADVANCE REGISTRATION: Check here if you or your designated representative or proxy and/or a member of your immediate family plan to attend the meeting. Write in space below the name of any such intended attendee.

--------------------------------------------------------------------------------

The undersigned hereby appoints Michael G. Long and Robert C. Thomas, jointly and severally, proxies, with full power of substitution and with discretionary authority, to represent and to vote, in accordance with the instructions set forth below, all shares of Common Stock which the undersigned is entitled to vote at the 2004 annual meeting of stockholders of Edge Petroleum Corporation (the "Company"), to be held on Wednesday, May 5, 2004, at the Hyatt Regency Hotel, 1200 Louisiana Street, Houston, Texas 77002, at 10:00 a.m. or at any adjournment thereof, hereby revoking any proxy heretofore given. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTORS NAMED BELOW, FOR THE APPROVAL OF KPMG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2004, AND IN THE DISCRETION OF THE PROXIES, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

             (Continued and to be dated and signed on reverse side)

    The undersigned hereby acknowledges receipt of the notice of, and Proxy Statement for, the aforesaid Annual Meeting.

(1) ELECTION OF DIRECTORS

[ ]         FOR all nominees listed            [ ]         WITHHOLD AUTHORITY to
            below (except as marked                        vote for all nominees
            to the contrary below)                         listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW.) NOMINEES: STANLEY S. RAPHAEL, ROBERT W. SHOWER AND DAVID F. WORK

(2) PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG LLP as the independent public accountants for the Company for 2004.

                [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

(3) With discretionary authority as to such other matters as may properly come before the meeting.

                                      ---------------------------------------
                                      Signature

                                      Date:                                 , 2004
                                              ----------------------------
                                      (If signing as Attorney, Administrator,
                                      Executor, Guardian, Trustee or Corporate
                                      Officer, please add your title as such.)
                                      PLEASE SIGN, DATE AND RETURN PROMPTLY.